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Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38584) of Mid-State Bancshares of our report dated January 31, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 27, 2003

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  Exhibit 23.1
Consent of Independent Accountants